Exhibit 23.1

Main Office
4200 Truxtun Ave., Suite 300
BROWN ARMSTRONG PAULDEN	Bakersfield, California 93309
MCCOWN STARBUCK & KEETER	Tel 661.324.4971 Fax 661.324.4997
Certified Public Accountants	e-mail: barrinfo@barrcpa.com

Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145 Fax 661.746.1218

Peter C. Brown, CPA
Burton H. Armstrong, CPA,MST
Andrew J. Paulden, CPA
Harvey J. McCown, CPA
Steven R. Starbuck, CPA
Aileen K. Keeter, CPA

Chris M. Thornburgh, CPA
Lynn R. Krausse, CPA, MST
Bradley M. Hankins, CPA
Eric Xin, CPA, MBA
Melinda McDaniels, CPA
Sharon Jones, CPA, MST
Thomas M. Young, CPA
Amanda E. Wilson, CPA
Diana Branthoover, CPA
Rosalva Flores, CPA
Debbie A. Rapp, CPA
Julie A. Auvil, CPA
Connie M. Perez, CPA

September 30, 2004

Consent

We consent to the incorporation by reference in this Form 8-KA of Whittier Energy Corporation, of our report dated August 13, 2004 on the June 17, 2004 assets acquired, and to the reference to us under the heading “Experts” in the Form 8-KA.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK & KEETER
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong

By: Burton H. Armstrong

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants